UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021 (May 27, 2021)

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3817 Millstone Parkway, St. Charles, MO	63301
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC
Warrants to Purchase Common Stock	GOED WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Public Offering

On May 27, 2021, 1847 Goedeker Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (the “Underwriter”), relating to the Company’s public offering of units, each unit consisting of one share of the Company’s common stock, par value $0.0001 per share, and a warrant to purchase one share of common stock (the “Offering”). Under the Underwriting Agreement, the Company agreed to sell 91,111,111 units to the Underwriter, at a purchase price per unit of $2.0925 (the offering price to the public of $2.25 per unit minus the Underwriter’s discount), and also agreed to grant to the Underwriter a 30-day option to purchase up to 2,000,000 additional shares of common stock, at a purchase price of $2.0832 per share, and/or warrants to purchase up to 2,000,000 additional shares of common stock, at a purchase price of $0.0093 per warrant, in any combination thereof, solely to cover over-allotments, if any, pursuant to the Company’s registration statement on Form S-1 (File No. 333-255709) under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock and warrants contained in the units were immediately separable and were issued separately.

On June 2, 2021, the closing of the Offering was completed. At the closing, the Underwriter exercised its option to purchase 2,000,000 warrants. Therefore, the Company sold 91,111,111 shares of common stock and warrants to purchase 93,111,111 shares of common stock for total gross proceeds of $205,020,000. After deducting the underwriting commission and expenses, the Company received net proceeds of approximately $190,481,100. The Company used to the proceeds of the Offering to fund a portion of the purchase price for the Acquisition described in item 2.01 below and plans to use the resulting net proceeds for working capital and general corporate purposes.

The terms of the warrants included within the units are set forth in a warrant agent agreement (the “Warrant Agreement”), dated May 27, 2021, between the Company and American Stock Transfer & Trust Company, LLC, the Company’s transfer agent. The warrants are exercisable immediately and expire five years from the date of issuance. The warrants have an exercise price of $2.25 per share, subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock or upon any distributions of assets, including cash, stock or other property to stockholders, and may also be exercised on a cashless basis if at any time during the term of the warrants, the issuance of common stock upon exercise of the warrants is not covered by an effective registration statement. The warrants also contain an exercise limitation, pursuant to which a holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, which such percentage may be increased or decreased to any other percentage not in excess of 9.99% upon 61 days’ notice to the Company.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which it received or will receive customary fees and expenses.

The foregoing summary of the terms and conditions of the Underwriting Agreement and the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Warrant Agreement attached hereto as Exhibits 1.1 and 4.1, respectively, which are incorporated herein by reference.

Credit Facilities

On June 2, 2021, the Company and its wholly owned subsidiary, Appliances Connection Inc. (“ACI”), as borrowers, entered into a credit and guaranty agreement (the “Credit Agreement”) with Appliances Connection (as defined in Item 2.01 below) and certain other subsidiaries of the Company party thereto from time to time as guarantors (the “Guarantors”), the financial institutions party thereto from time to time (“Lenders”), and Manufacturers and Traders Trust Company, as sole lead arranger, sole book runner, administrative agent and collateral agent (“M&T), pursuant to which the Lenders have agreed to make available to the Company and ACI senior secured credit facilities in the aggregate initial amount of $70,000,000, including (i) a $60,000,000 term loan (the “Term Loan”) and (ii) a $10,000,000 revolving credit facility (the “Revolving Loan”), which revolving credit facility includes i a $2,000,000 swingline subfacility (the “Swing Line Loan” and together with the Term Loan and the Revolving Loan, the “Loans”) and a $2,000,000 letter of credit subfacility, in each case, on the terms and conditions contained in the Credit Agreement. On June 2, 2021, the Company borrowed the entire amount of the Term Loan and issued Term Loan Notes to the Lenders in the aggregate principal amount of $60,000,000 (the “Term Notes”). The Company also issued Revolving Loan Notes to the Lenders in the aggregate principal amount of $10,000,000 (the “Revolving Notes”), but no Revolving Loans have been made to date.

Each of the Loans matures on June 2, 2026 (the “Maturity Date”). The Loans will bear interest on the unpaid principal amount thereof as follows: (i) if it is a Loan bearing interest at a rate determined by the Base Rate (as defined in the Credit Agreement), then at the Base Rate plus the Applicable Margin (as defined in the Credit Agreement) for such Loan; (ii) if it is a Loan bearing interest at a rate determined by the LIBOR Rate (as defined in the Credit Agreement), then at the LIBOR Rate plus the Applicable Margin for such Loan; and (iii) if it is a Swing Line Loan, then at the rate applicable to Loans bearing interest at a rate determined by the Base Rate. The Term Loan initially bears interest at the LIBOR Rate plus Applicable Margin, with an initial interest period of six months. The Company may elect to continue or convert the existing interest rate benchmark for the Term Loan from LIBOR Rate to Base Rate, and may elect the interest rate benchmark for future Revolving Loans as either LIBOR Rate or Base Rate (and, with respect to any Loan made at the LIBOR Rate, may also select the interest period applicable to any such Loan), by notifying M&T and Lenders from time to time in accordance with the provisions of the Credit Agreement. Interest is payable in arrears on each Interest Payment Date (as defined in the Credit Agreement). Notwithstanding the foregoing, following an event of default, the Loans will bear interest at a rate that is 2% per annum higher than the interest rate then in effect for the applicable Loan.

The Borrowers must repay the principal amount of the Term Loan in quarterly installments of $1,500,000 each, payable on the last business day of each March, June, September and December, commencing on September 30, 2021. The remaining unpaid principal amount of the Term Loan must be repaid on the Maturity Date, unless payment is sooner required by the Credit Agreement. Mandatory repayments of amounts borrowed under the Revolving Loan facility are required only if the amount borrowed at any time exceeds the commitment amount. Amounts borrowed under Revolving Loans may be repaid and reborrowed at any time until the Maturity Date.

The Company may voluntarily prepay the Loans from time to time in accordance with the provisions of the Credit Agreement, and will be required to prepay the Loans under certain limited circumstances as set forth in the Credit Agreement, including upon receipt of cash proceeds in connection with certain specified asset sales, receipt of insurance or condemnation proceeds or other cash proceeds received other than in the ordinary course of business or upon receipt of cash proceeds from the incurrence of indebtedness that is not permitted under the Credit Agreement, all as more specifically set forth in the Credit Agreement.

Under the Credit Agreement, the Borrowers are required to pay certain fees to M&T, including a commitment fee of up to 0.5% per annum with respect to the unused portion of the Lenders’ revolving loan commitments, determined as set forth in the Credit Agreement, and certain fees in connection with the issuance of any letters of credit under the Credit Agreement.

The Credit Agreement contains customary events of default, including, among others: (i) for failure to pay principal and interest on any of the Loans when due, or to pay any fees or other amounts due under the Credit Agreement; (ii) the occurrence of certain specified defaults under other agreements to which the Company or its subsidiaries is a party; (iii) for the breach of certain specified covenants in the Credit Agreement: (iv) if any representation, warranty or certification in the Credit Agreement or any document delivered in connection therewith was incorrect in any material respect as of the date made; (v) in the case of any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) in the case of the imposition of any money judgment, writ or similar process in an aggregate amount in excess of $500,000; or (vii) if a Change of Control (as defined in the Credit Agreement) occurs.

The Credit Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for loans of this type. The closing of the Loans was subject to customary closing conditions, including delivery of the security documents described below, and the closing of the Acquisition.

The Loans are guaranteed by the Guarantors and are secured by a first priority security interest in substantially all of the assets of the Company, ACI and the Guarantors pursuant to a pledge and security agreement (the “Security Agreement”) entered into on June 2, 2021 among the Company, ACI, Appliances Connection and M&T, which includes a pledge of all of the outstanding common stock of ACI which is held by the Company and of all of the outstanding common stock of Appliances Connection which is held by ACI.

The foregoing summary of the terms and conditions of the Credit Agreement, the Term Notes, the Revolving Notes and the Security Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1-10.10, which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, the Company entered into a securities purchase agreement on October 20, 2020, which was amended on December 8, 2020 and April 6, 2021 (as amended, the “Purchase Agreement”), with ACI, 1 Stop Electronics Center, Inc. (“1 Stop”), Gold Coast Appliances, Inc. (“Gold Coast”), Superior Deals Inc. (“Superior Deals”), Joe’s Appliances LLC (“Joe’s Appliances”), YF Logistics LLC (“YF Logistics,” and collectively with 1 Stop, Gold Coast, Superior Deals, and Joe’s Appliances, “Appliances Connection”) and the sellers set forth on Exhibit A thereto (the “Sellers”), pursuant to which ACI agreed to acquire all of the issued and outstanding capital stock or other equity securities of Appliances Connection from the Sellers (the “Acquisition”). The Acquisition was completed on June 2, 2021.

The aggregate purchase price is $222,000,000 (subject to adjustment), consisting of (i) $180,000,000 in cash (subject to adjustment), (ii) 2,333,333 shares of the Company’s common stock (the “Fixed Shares”) having a stated value that is equal to $21,000,000 and (iii) 3,562,640 shares of the Company’s common stock (the “Variable Shares” and together with the Fixed Shares, the “Acquisition Shares”), which is equal to (A) $21,000,000 divided by (B) the average of the closing price of the Company’s common stock (as reported on NYSE American) for the 20 trading days immediately preceding the 3rd trading day prior to the closing date of the Acquisition.

The purchase price is subject to a closing net working capital adjustment provision.  Under this provision, the sellers delivered to ACI one day prior to the closing of the Acquisition a statement setting forth their good faith estimate of the net working capital of Appliances Connection (which excludes accruals for sales tax liabilities). If such estimated net working capital exceeds a target net working capital of ($15,476,941), then within five (5) days ACI shall make a cash payment to the sellers that is equal to such excess. If such target net working capital exceeds such estimated net working capital, then within 5 days of the closing, the sellers shall make a cash payment to ACI that is equal to such excess. The Company expects that the net working capital will exceed the target working capital and that it will pay approximately $24.1 to the sellers within 5 days of the closing. The Company intends to utilize the proceeds of the Term Loan to pay such amount to the sellers.

The purchase price is also subject to a post-closing net working capital adjustment provision. On or before the 75th day following the closing of the proposed acquisition, ACI shall deliver to the Sellers a statement setting forth its calculation of the net working capital (as defined in the Purchase Agreement). If such net working capital exceeds the estimated net working capital described above, then within five (5) days after the final determination of such net working capital ACI shall send payment by wire transfer of immediately available funds to the Sellers in an amount equal to such excess. If the estimated net working capital exceeds such net working capital, then within five (5) days the Sellers shall pay to ACI in cash an amount equal to such excess.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 regarding the issuance of the Acquisition Shares to the Sellers under the Purchase Agreement is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2021, the Board of Directors of the Company (the “Board”), upon recommendation by the Nominating and Corporate Governance Committee of the Board, increased the size of the Board from seven (7) to nine (9) members and appointed Albert Fouerti, the President of Appliances Connection, and Alan P. Shor to the Board. The Board determined that Mr. Shor is independent within the meaning of the rules of NYSE American.

Albert Fouerti, age 41, has served as the Chief Executive Officer of 1 Stop since 1999. Upon closing of the Acquisition, he also became the President of ACI. With over 20 years of experience in retail, he has made Appliances Connection into a household name for kitchen appliances. With 1 Stop starting out as a small camera and computer shop in Great Neck, NY, Mr. Fouerti was a pioneer for online shopping. Driven by technology, he entered the appliance business in 2008, and has contributed in taking the appliance industry into to the digital age. Along with his brother, Elie Fouerti, they developed a process of delivering bulky items across the United States. The Board believes that Mr. Fouerti is qualified to serve as a member of the Board because of his extensive experience building and leading the Appliances Connection business from its founding and his insight into the Company’s industry and business as Appliances Connection’s co-founder and Chief Executive Officer.

Alan P. Shor, age 62, is a co-founder of The Retail Connection, L.P., a retail real estate company, and has served as its President and Co-Chairman of the Board of Directors since its launch in January 2004. Mr. Shor is deeply involved in the strategic direction and day-to-day operations of the company and also leads its investment and merchant banking business. He has served as an operating partner with leading private equity firms which have deep experience in consumer and multi-unit based investments. He is an investor in and a Board member of four high-growth retail chains: Diamonds Direct (since 2015), WSS (since 2016), Neighborhood Goods (since 2018) and Obsession Fragrance (since 2019). Prior to launching The Retail Connection, Mr. Shor served as President, Chief Operating Officer and a member of the Board of Zale Corporation, a publicly-held specialty retailer of fine jewelry. Prior to joining Zale, he spent 12 years with Troutman Sanders, an international law firm, where he built a strong track record of advising senior management teams of Fortune 1000 companies. Mr. Shor is also active in a number of professional and charitable organizations. Mr. Shor graduated with honors from both the University of Georgia and University of Georgia School of Law. The Board believes that Mr. Shor is qualified to serve on the Board due to his valuable background in the retail and investment industries.

Messrs. Fouerti and Shor were elected until their successors are duly elected and qualified. There are no arrangements or understandings between Messrs. Fouerti or Shor and any other persons pursuant to which they were selected as directors. In addition, there has been no transaction, nor is there any currently proposed transaction between Messrs. Fouerti or Shor and the Company, that would require disclosure under Item 404(a) of Regulation S-K.

On May 18, 2021, the Company entered into an independent director agreement with Mr. Shor, which became effective upon closing of the Acquisition on June 2, 2021 (the “Director Agreement”), pursuant to which Mr. Shor is entitled to a fee of $35,000 per year for his services as a director, which is payable monthly. The Company also agreed to reimburse the Mr. Shor for pre-approved reasonable business expenses incurred in good faith in connection with the performance of his duties for the Company.

The foregoing summary of the terms and conditions of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Agreement attached hereto as Exhibit 10.16, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated May 27, 2021, by and between 1847 Goedeker Inc. and ThinkEquity, a division of Fordham Financial Management, Inc.
4.1	Warrant Agent Agreement, dated May 27, 2021, between 1847 Goedeker Inc. and American Stock Transfer & Trust Company, LLC and Form of Warrant
10.1	Credit and Guaranty Agreement, dated June 2, 2021, among 1847 Goedeker Inc., Appliances Connection Inc., 1 Stop Electronics Center, Inc., Gold Coast Appliances, Inc., Superior Deals Inc., Joe’s Appliances LLC, YF Logistics LLC, certain other subsidiaries party thereto from time to time as guarantors, the financial institutions party thereto from time to time, and Manufacturers and Traders Trust Company
10.2	Term Loan Note issued by 1847 Goedeker Inc. and Appliances Connection Inc. to Manufacturers and Traders Trust Company on June 2, 2021
10.3	Term Loan Note issued by 1847 Goedeker Inc. and Appliances Connection Inc. to First Horizon Bank on June 2, 2021
10.4	Term Loan Note issued by 1847 Goedeker Inc. and Appliances Connection Inc. to Sterling National Bank on June 2, 2021
10.5	Term Loan Note issued by 1847 Goedeker Inc. and Appliances Connection Inc. to BankUnited N.A. on June 2, 2021
10.6	Revolving Loan Note issued by 1847 Goedeker Inc. and Appliances Connection Inc. to Manufacturers and Traders Trust Company on June 2, 2021
10.7	Revolving Loan Note issued by 1847 Goedeker Inc. and Appliances Connection Inc. to First Horizon Bank on June 2, 2021
10.8	Revolving Loan Note issued by 1847 Goedeker Inc. and Appliances Connection Inc. to Sterling National Bank on June 2, 2021
10.9	Revolving Loan Note issued by 1847 Goedeker Inc. and Appliances Connection Inc. to BankUnited N.A. on June 2, 2021
10.10	Pledge and Security Agreement, dated June 2, 2021, among 1847 Goedeker Inc., Appliances Connection Inc., 1 Stop Electronics Center, Inc., Gold Coast Appliances, Inc., Superior Deals Inc., Joe’s Appliances LLC, YF Logistics LLC, and such other subsidiaries from time to time a party thereto, in favor of Manufacturers and Traders Trust Company
10.11	Securities Purchase Agreement, dated October 20, 2020, among 1847 Goedeker Inc., Appliances Connection Inc., 1 Stop Electronics Center, Inc., Gold Coast Appliances, Inc., Superior Deals Inc., Joe’s Appliances LLC, YF Logistics LLC, and the other parties signatory thereto (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K filed on March 29, 2021)
10.12	Amendment No. 1 to Securities Purchase Agreement, dated December 8, 2020, among 1847 Goedeker Inc., Appliances Connection Inc., 1 Stop Electronics Center, Inc., Gold Coast Appliances, Inc., Superior Deals Inc., Joe’s Appliances LLC, YF Logistics LLC, and the other parties signatory thereto (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed on March 29, 2021)
10.13	Amendment No. 2 to Securities Purchase Agreement, dated April 6, 2021, among 1847 Goedeker Inc., Appliances Connection Inc., 1 Stop Electronics Center, Inc., Gold Coast Appliances, Inc., Superior Deals Inc., Joe’s Appliances LLC, YF Logistics LLC, and the other parties signatory thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on April 6, 2021)
10.14	Lease, dated June 2, 2021, between 1870 Bath Ave. LLC and 1 Stop Electronics Center, Inc.
10.15	Lease, dated June 2, 2021, between 7812 5th Ave Realty LLC and Joe’s Appliances LLC
10.16	Independent Director Agreement, dated May 18, 2021, between 1847 Goedeker Inc. and Alan P. Shor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2021	1847 GOEDEKER INC.

/s/ Douglas T. Moore
Name: Douglas T. Moore
Title: Chief Executive Officer